REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Trustees of Pilgrim Funds and Pilgrim Equity Trust:


In planning and performing our audits of the financial statements and financial highlights of Pilgrim Funds (formerly Northstar Funds), comprising Pilgrim Growth Opportunities Fund (formerly Northstar Growth Fund), Pilgrim SmallCap Opportunities Fund (formerly Northstar Special Fund), Pilgrim Balance Sheet Opportunities Fund (formerly Northstar Balance Sheet Opportunities Fund), Pilgrim High Yield Fund III (formerly Northstar High Yield Fund), Pilgrim Government Securities Fund (formerly Northstar Government Securities Fund) and the financial statements and financial highlights of Pilgrim Equity Trust (formerly Northstar Equity Trust), comprising MidCap Opportunities Fund (formerly Northstar Mid-Cap Growth Fund), (collectively, the "Funds"), for the year ended December 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1999.

This report is intended solely for the information and use of management, the Board of Trustees of Pilgrim Funds and Pilgrim Equity Trust, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP

New York, New York
February 17, 2000